UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2012

CSS Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-2661	13-1920657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1845 Walnut Street, Philadelphia, PA		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 569-9900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 20, 2012, the Human Resources Committee of our Board of Directors adjusted the annual base salaries of certain of our named executive officers and determined the threshold, target and maximum award levels for each of our named executive officers participating in our Management Incentive Program (“MIP”) for our fiscal year ending March 31, 2013 (our 2013 fiscal year). These determinations were as follows:

Executive Officer	Annual Base	MIP Threshold, Target and Maximum Award Levels
Name and Title	Salary	Threshold	Target	Maximum
Christopher J. Munyan, President and Chief Executive Officer	$572,886	$156,298	$572,886	$1,145,772

Vincent A. Paccapaniccia, Vice President – Finance, and Chief Financial Officer	$342,784	$74,816	$274,227	$548,454

William G. Kiesling, Vice President – Legal and Human Resources	$334,772	$73,067	$267,818	$535,635

Laurie Gilner, President of C.R. Gibson, LLC	$331,500	$48,831	$265,200	$530,400

The annual base salaries shown in the table above are effective commencing April 1, 2012. The performance period for the MIP awards shown in the table above is our 2013 fiscal year. Each award has two, and in the case of Ms. Gilner, three, components. The components of each award and the portion of the target amounts in the table above that may be paid under each component are as follows:

	Component and portion that may be awarded under it at Target
	CSS performance	Discretionary	Business unit performance
Munyan	75%	25%	—
Paccapaniccia	75%	25%	—
Kiesling	75%	25%	—
Gilner	30%	25%	45%

The sole metric for determining whether, and the extent to which, the CSS performance component will be paid is diluted earnings per share (“EPS”) for CSS Industries, Inc. (“CSS”). No amounts will be paid under the CSS performance component unless CSS achieves EPS of not less than a minimum “threshold” level that has been determined by the Human Resources Committee. If the minimum EPS threshold level is exceeded, the amount paid under the CSS performance component will depend on the extent to which actual EPS exceeds the minimum level. The Human Resources Committee also established “target” and “maximum” EPS levels that must be reached in order for the CSS performance component to be paid at the target and maximum levels, respectively. For purposes of determining payouts under the CSS performance component, the MIP contemplates that EPS may be adjusted to account for the occurrence of certain specified events.

The extent to which the discretionary component is paid, if at all, will be determined by and in the sole discretion of the Human Resources Committee.

The sole metric for determining whether, and the extent to which, the business unit performance component will be paid to Ms. Gilner is operating income for C.R. Gibson, LLC, which is the business unit for which Ms. Gilner has responsibility. No amounts will be paid under the business unit performance component unless C.R. Gibson, LLC achieves operating income in excess of a minimum “threshold” level determined by the Human Resources Committee. If the minimum operating income threshold is exceeded, the amount paid under the business unit performance component will depend on the extent to which actual operating income exceeds the minimum level. The Human Resources Committee also established “target” and “maximum” operating income levels that must be reached in order for the business unit performance component to be paid at the target and maximum levels, respectively. For purposes of determining payouts under the business unit performance component, the MIP contemplates that operating income may be adjusted to account for the occurrence of certain specified events.

The amounts payable, if any, under the MIP for the fiscal 2013 performance period will not be determined until after the performance period is completed.

Effective March 26, 2012, Paul Quick is no longer employed as President of the Company’s Paper Magic Group, Inc. business.

On March 20, 2012, the Human Resources Committee adopted Amendment 2012-1 (the “Amendment”) to the CSS Change of Control Severance Pay Plan for Executive Management (the “Plan”). The Amendment modifies the Plan’s definition of “Executive Management Employee” to provide that any employee of CSS who has the title of Vice President of CSS and who also has the title of Executive Vice President of Berwick Offray LLC is eligible to receive benefits under the Plan. The foregoing description of the Amendment is qualified in its entirety by the provisions of such Amendment, a copy of which is filed herewith as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment 2012-1 to CSS Industries, Inc. Change of Control Severance Pay Plan for Executive Management

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSS Industries, Inc.
(Registrant)

By:	/s/ William G. Kiesling
William G. Kiesling
Vice President – Legal and Human
Resources and General Counsel

Date: March 26, 2012

EXHIBIT INDEX

Exhibit	Description

10.1	Amendment 2012-1 to CSS Industries, Inc. Change of Control Severance Pay Plan for Executive Management